EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Uonlive Corporation (the "Company") for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tsun Sin Man Samuel, Chief Executive Officer, and Hui Chi Kit, Chief Financial Officer of the Company, individually certify that:

●	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/  Tsun Sin Man Samuel

Tsun Sin Man Samuel

Chief Executive Officer

Dated:  November 21, 2014

/s/ Hui Chi Kit

Hui Chi Kit

Chief Financial Officer

Dated:  November 21, 2014

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Uonlive Corporation and will be retained by Uonlive Corporation and furnished to the Securities and Exchange Commission or its staff upon request.